Exhibit 10.1

AT THE MARKET SALES AGREEMENT

October 5, 2026

Spartan Capital Securities, LLC

45 Broadway – 19th Floor

New York, NY 10006

Ladies and Gentlemen:

YYForce Inc., a corporation incorporated and registered under the laws of the British Virgin Islands with company number 2118556 (the “Company”), confirms its agreement (this “Agreement”) with Spartan Capital Securities, LLC, and its successors and permitted assigns (the “Sales Agent”) as follows:

1. Definitions.

(a) The terms that follow, when used in this Agreement and any Sales Notice, have the meanings indicated.

“Accountants” has the meaning ascribed to it in Section 4(m).

“Action” has the meaning ascribed to it in Section 3(p).

“Affiliate” has the meaning ascribed to it in Section 3(o).

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Sales Notice.

“Base Prospectus” means the base prospectus contained in the Registration Statement at the Execution Time.

“BHCA” has the meaning ascribed to it in Section 3(oo).

“Board” has the meaning ascribed to it in Section 2(c)(iii).

“Broker Fee” has the meaning ascribed to it in Section 2(c)(v).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided, however, that, for purposes of clarity, commercial banks will not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “nonessential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City generally are open for use by customers on such day.

“Commission” means the United States Securities and Exchange Commission.

“Company BVI Counsel” has the meaning ascribed to it in Section 4(l).

“Company Counsels” has the meaning ascribed to it in Section 4(l).

“Company Singapore Counsel” has the meaning ascribed to it in Section 4(l).

“DTC” has the meaning ascribed to it in Section 2(c)(vii).

“Effective Date” means each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Environmental Laws” has the meaning ascribed to it in Section 3(s).

“Evaluation Date” has the meaning ascribed to it in Section 3(y).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.

“Federal Reserve” has the meaning ascribed to it in Section 3(oo).

“FINRA” has the meaning ascribed to it in Section 3(e).

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.

“Hazardous Materials” has the meaning ascribed to it in Section 3(s).

“IFRS” has the meaning ascribed to it in Section 3(m).

“Incorporated Documents” means the documents or portions thereof filed with the Commission on or prior to the Effective Date that are incorporated by reference in the Registration Statement or the Prospectus and any documents or portions thereof filed with the Commission after the Effective Date that are deemed to be incorporated by reference in the Registration Statement or the Prospectus.

“Indebtedness” has the meaning ascribed to it in Section 3(dd).

“Intellectual Property Rights” has the meaning ascribed to it in Section 3(v).

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433.

“IT Systems and Data” has the meaning ascribed to it in Section 3(kk).

“Liens” has the meaning ascribed to it in Section 3(a).

“Losses” has the meaning ascribed to it in Section 7(d).

“Material Adverse Effect” has the meaning ascribed to it in Section 3(b).

“Material Permits” has the meaning ascribed to it in Section 3(t).

“Maximum Amount” has the meaning ascribed to it in Section 2.

“Money Laundering Laws” has the meaning ascribed to it in Section 3(pp).

“Net Proceeds” has the meaning ascribed to it in Section 2(c)(v).

“Ordinary Shares” means the Company’s Class A Ordinary Shares, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” has the meaning ascribed to it in Section 3(g).

“Permitted Free Writing Prospectus” has the meaning ascribed to it in Section 4(g).

“Person” has the meaning ascribed to it in Section 3(e).

“Proceeding” has the meaning ascribed to it in Section 3(b).

“Prospectus” means the Base Prospectus, as supplemented by the most recently filed Prospectus Supplement (if any).

“Prospectus Supplement” means each prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time.

“Registration Statement” means the shelf registration statement (File Number 333-297406) on Form F-3, including exhibits and financial statements filed with or incorporated by reference into such registration statement and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, will also mean such registration statement as so amended.

“Representation Date” has the meaning ascribed to it in Section 4(k).

“Required Approvals” has the meaning ascribed to it in Section 3(e).

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

“Sales Notice” has the meaning ascribed to it in Section 2.

“Schedule” means the disclosure schedules delivered by the Company to Sales Agent on the Execution Date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“SEC Reports” has the meaning ascribed to it in Section 3(m).

“Settlement Date” has the meaning ascribed to it in Section 2(c)(vii).

“Shares” has the meaning ascribed to it in Section 2.

“Subsidiary” has the meaning ascribed to it in Section 3(a).

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the NYSE American (or any successors to any of the foregoing).

“U.S. Company Counsel” has the meaning ascribed to it in Section 4(l).

(b) All references in this Agreement to financial statements and schedules and other information that is “contained,” “included,” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) will be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in or otherwise deemed under the Securities Act to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus will be deemed to mean and include, without limitation, the filing of any Incorporated Document to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

2. Sale and Delivery of Shares.

(a) Sale. The Company proposes to issue and sell through or to Sales Agent, as sales agent, from time to time during the term of this Agreement and on the terms set forth herein, up to such number of Ordinary Shares of the Company (the “Shares”), that does not exceed: (i) the number or dollar amount of Ordinary Shares registered on the Prospectus Supplement, pursuant to which the offering is being made; (ii) the number of authorized but unissued Ordinary Shares; or (iii) the number or dollar amount of Ordinary Shares that would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form F-3, including, if applicable, General Instruction I.B.5 of Registration Statement on Form F-3 (the “Maximum Amount”). Each time that the Company wishes to issue and sell Shares hereunder, it will notify Sales Agent by email notice or by telephone (confirmed promptly by email) (or other method mutually agreed to in writing by the parties) of the number or dollar value of Shares, the period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Sales Notice”), the form of which is attached hereto as Annex I. The Sales Notice will be effective unless and until: (x) Sales Agent declines to accept the terms contained therein for any reason, in its sole discretion, by promptly notifying the Company; (xi) Sales Agent completes its due diligence investigation of the Company and, in its sole and absolute discretion, it is not satisfied with the results of such due diligence investigation; (xii) the entire amount of the Shares thereunder have been sold; (xiii) the Company suspends or terminates the Sales Notice in the manner described in Section 2(c)(iii), or any other method mutually agreed to in writing by the parties; or (xiv) the Agreement has been terminated under the provisions of Section 8. It is expressly acknowledged and agreed that neither the Company nor Sales Agent will have any obligation whatsoever with respect to any Shares unless and until the Company delivers a Sales Notice to Sales Agent and Sales Agent does not decline such Sales Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Sales Notice, the terms of the Sales Notice will control. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2 on the number and aggregate sales price of Shares issued and sold under this Agreement will be the sole responsibility of the Company and that Sales Agent has no obligation in connection with such compliance.

(b) Appointment of Sales Agent as Selling Agent. For purposes of selling the Shares through Sales Agent, the Company hereby appoints Sales Agent as exclusive agent of the Company for the purpose of selling the Shares of the Company pursuant to this Agreement, and Sales Agent agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares on the terms and subject to the conditions stated herein.

(c) Agent Sales. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company will issue, and agrees to sell, Shares from time to time through Sales Agent, acting as sales agent, and Sales Agent agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, on the following terms:

(i) Upon the terms of a Sales Notice, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Sales Agent, for the period specified in the Sales Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares up to the amount specified in such Sales Notice, and otherwise in accordance with the terms of such Sales Notice. The gross sales price of the Shares sold under this Section 2(c) will be the market price for the Ordinary Shares sold by Sales Agent under this Section 2(c) on the Trading Market at the time of sale of such Shares.

(ii) The Company acknowledges and agrees that: (1) there can be no assurance that Sales Agent will be successful in selling the Shares; (2) Sales Agent will incur no liability or obligation to the Company or any other Person if it does not sell the Shares for any reason other than a failure by Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement; and (3) Sales Agent will be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by Sales Agent and the Company.

(iii) The Company will not authorize the issuance and sale of, and Sales Agent will not be obligated to use its commercially reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated in a written notice to Sales Agent from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof or such duly authorized officers of the Company. The Company or Sales Agent may, upon notice to the other party in writing (including by email correspondence to the individual(s) listed on the signature page hereto, if receipt of such correspondence is actually acknowledged by the recipient, other than via auto-reply) or by telephone (confirmed promptly by verifiable email correspondence to the individual(s) listed on the signature page hereto), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination will not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv) The Sales Agent may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including without limitation sales made directly on the Trading Market, on any other existing trading market for the Ordinary Shares or to or through a market maker. The Sales Agent may also sell Shares: (1) in privately negotiated transactions with the consent of the Company, provided that Sales Agent receives the Company’s prior written approval for any such sales and such method of distribution is provided for in the “Plan of Distribution” section of the Prospectus Supplement, a supplement to the Prospectus Supplement or a new Prospectus Supplement disclosing the terms of such transaction; or (2) in block transactions. Nothing in this Agreement will be deemed to require either party to agree to the method of offer and sale specified in this Section 2(c)(iv), and (except as specified in clauses (1) and (2) of the preceding sentence) the method of placement of any Shares by Sales Agent will be at Sales Agent’s discretion.

(v) The compensation to Sales Agent for sales of the Shares under this Section 2(c) will be a placement fee of 3.75% of the gross proceeds from the sale of the Shares sold pursuant to this Section 2(c) (“Broker Fee”). The remaining proceeds, after deduction of the Broker Fee and deduction of any transaction fees imposed by any clearing firm, execution broker, or governmental or self-regulatory organization in respect of such sales, will constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi) The Sales Agent will provide written confirmation (which may be by electronic mail) to the Company no later than the opening of the Trading Day immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to Sales Agent with respect to such sales.

(vii) Unless otherwise agreed between the Company and Sales Agent, settlement for sales of the Shares will occur at 10:00 a.m. (New York City time) on the first Trading Day following the date on which such sales are made (each, a “Settlement Date”). At least two Trading Days prior to each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold, which in all cases will be freely tradable, transferable, registered shares in good deliverable form, by crediting the account designated by Sales Agent (provided that Sales Agent has given the Company written notice of such designated account at least one Trading Day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto. On each Settlement Date, Sales Agent will deliver the related Net Proceeds in same-day funds to an account designated by the Company. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereto, the Company will: (1) hold Sales Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable); and (2) pay to Sales Agent (without duplication) any commission, discount, or other compensation to which Sales Agent would otherwise have been entitled absent such default.

(viii) At each Applicable Time, Settlement Date, and Representation Date, the Company will be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date, except for any representation and warranty that specifies a different date, in which case such representation and warranty will be affirmed as of such specific date. Any obligation of Sales Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company will be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(ix) Notwithstanding any other provisions of this Agreement to the contrary, during any period in which the Company is in possession of material, nonpublic information, the Company and Sales Agent agree that: (1) no sale of Shares will take place; (2) the Company will not request the sale of any Shares; and (3) Sales Agent will not be obligated to sell or offer to sell any Shares.

(d) Maximum Number of Shares. Under no circumstances will the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate amount of Shares sold pursuant to this Agreement would exceed: (i) together with all sales of Shares under this Agreement, the Maximum Amount; (ii) the amount available for offer and sale under the Registration Statement; or (iii) the amount authorized from time to time to be issued and sold under this Agreement by the Board, a duly authorized committee thereof, or a duly authorized executive committee, which has been provided to Sales Agent by written notice. Under no circumstances will the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board, a duly authorized committee thereof or a duly authorized executive officer, which has been provided to Sales Agent by written notice. Further, under no circumstances will the Company cause or permit the aggregate offering amount of Shares sold pursuant to this Agreement to exceed the Maximum Amount.

(e) Regulation M Notice. If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Shares, it will promptly notify the other party and sales of the Shares under this Agreement will be suspended until that or other exemptive provisions has been satisfied in the judgment of each party.

3. Representations and Warranties. Except as set forth in the Schedules delivered by the Company to Sales Agent on the Execution Date hereof, the Company represents and warrants to, and agrees with, Sales Agent at the Execution Time and each Applicable Time, unless such representation, warranty, or agreement specifies a different date or time:

(a) Subsidiaries. All the direct and indirect subsidiaries (individually, a “Subsidiary,” and collectively, “Subsidiaries”) of the Company are set forth on Schedule 3(a). The Company owns, directly or indirectly, all the share capital or other equity interests of each Subsidiary free and clear of any “Liens” (which for purposes of this Agreement means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction), and all the issued and outstanding shares of share capital and other equity interests of each Subsidiary are validly issued and are fully paid, nonassessable, and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor in default of any of the provisions of its respective certificate or articles of incorporation, bylaws, or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity, or enforceability of this Agreement; (ii) a material adverse effect on the results of operations, assets, business, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus, or the Incorporated Documents; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii), or (iii), a “Material Adverse Effect”), and no “Proceeding” (which for purposes of this Agreement means any action, claim, suit, investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened) has been instituted in any such jurisdiction revoking, limiting, or curtailing or seeking to revoke, limit, or curtail such power and authority or qualification.

(c) Authorization and Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and no further action is required by the Company, the Board, or the Company’s shareholders in connection herewith other than in connection with the Required Approvals. This Agreement has been duly executed and delivered by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery, and performance by the Company of this Agreement, the issuance and sale of the Shares, and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws, or other organizational or charter documents; (ii) except as set forth in Schedule 3(d), conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration, or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise), or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree, or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local, or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind, including the Trading Market) in connection with the execution, delivery, and performance by the Company of this Agreement, other than: (i) the filings required by this Agreement; (ii) the filing with the Commission of the Prospectus Supplement; (iii) the filing of application(s) to and approval by the Trading Market for the listing of the Shares for trading thereon in the time and manner required thereby; and (iv) such filings as are required to be made under applicable state securities laws and the rules and regulations of The Financial Industry Regulatory Authority, Inc. (“FINRA”) (collectively, the “Required Approvals”).

(f) Issuance of Shares. The Shares are duly authorized and, when issued and paid for in full in accordance with this Agreement and the Registration Statement, will be duly and validly issued, fully paid, and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized shares the maximum number of Ordinary Shares issuable pursuant to this Agreement. The issuance by the Company of the Shares has been registered under the Securities Act and all the Shares are freely transferable and tradable by the purchasers thereof without restriction (other than any restrictions arising solely from an act or omission of such a purchaser). The Shares are being issued pursuant to the Registration Statement, and the issuance of the Shares has been registered by the Company under the Securities Act. The “Plan of Distribution” section within the Registration Statement permits the issuance and sale of the Shares as contemplated by this Agreement. Upon issuance of the Shares, the purchasers of such Shares will have good, valid, and marketable title to such Shares and the Shares will be freely tradable on the Trading Market.

(g) Capitalization. The capitalization of the Company is as set forth in Schedule 3(g). Except as set forth in Schedule 3(g), the Company has not issued any shares since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee equity awards under the Company’s equity award plans, the issuance of Ordinary Shares to employees pursuant to the Company’s equity award plans and pursuant to the conversion and/or exercise of securities exercisable, exchangeable or convertible into Ordinary Shares (“Ordinary Share Equivalents”) outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth in Schedule 3(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in Schedule 3(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights, or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares or the share capital of any Subsidiary, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents or share capital of any Subsidiary. The issuance and sale of the Shares will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person. There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange, or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Except as set forth in Schedule 3(g), the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All the outstanding shares of the Company are duly authorized, validly issued, fully paid, and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board, or others is required for the issuance and sale of the Shares. Except as set forth in Schedule 3(g), there are no shareholders agreements, voting agreements, registration rights, or other similar agreements with respect to the Company’s securities to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) Registration Statement. The Company meets the requirements for use of Form F-3 under the Securities Act and has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares. Such Registration Statement is effective and available for the offer and sale of the Shares as of the date hereof. As filed, the Base Prospectus contains all information required by the Securities Act and the rules thereunder and, except to the extent Sales Agent will agree in writing to a modification, will be in all substantive respects in the form furnished to Sales Agent prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172, 173, or any similar rule) in connection with any offer or sale of the Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial effective date of the Registration Statement was not earlier than the date three years before the Execution Time. The Company meets the transaction requirements as set forth in General Instruction I.B.1 of Form F-3 or, if applicable, as set forth in General Instruction I.B.5 of Form F-3 with respect to the aggregate market value of securities being sold pursuant to this offering and during the 12 months prior to this offering.

(i) Accuracy of Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules thereunder, and none of the Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement, or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares; and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(k) Free Writing Prospectus. The Company is eligible to use Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus does not include any information, the substance of which conflicts with the information contained in the Registration Statement, including any Incorporated Documents and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; and each Issuer Free Writing Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by Sales Agent specifically for use therein. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the rules thereunder. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the rules thereunder. The Company will not, without the prior consent of Sales Agent, prepare, use, or refer to, any Issuer Free Writing Prospectuses.

(l) Proceedings Related to Registration Statement. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company has not received any notice that the Commission has issued, or intends to issue, a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

(m) SEC Reports. The Company has filed all reports, schedules, forms, statements, and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Base Prospectus, any Prospectus Supplement, or the Prospectus. Such financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, applied on a consistent basis during the periods involved (“IFRS”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by IFRS, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(n) Statistical and Market-Related Data. All statistical, demographic, and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate. To the extent required, the Company has obtained written consent for the use of such data from such sources.

(o) Material Changes; Undisclosed Events, Liabilities or Developments. Since December 31, 2025, except as set forth in the Schedule 3(o): (i) there has been no event, occurrence, or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than: (1) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to IFRS or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed, or made any agreements to purchase or redeem any of its shares; (v) the Company has not issued any equity securities to any officer, director, or “Affiliate” (defined as any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act), except pursuant to existing Company equity award plans; and (vi) no executive officer of the Company or member of the Board has resigned from any position with the Company. The Company does not have any request for confidential treatment of information pending before the Commission. Except for the issuance of the Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence, or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets, or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(p) Litigation. Except as set forth in Schedule 3(p), there is no action, suit, inquiry, notice of violation, proceeding, or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary, or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, or regulatory authority (federal, state, county, local, or foreign) (collectively, an “Action”). No Action: (i) adversely affects or challenges the legality, validity, or enforceability of this Agreement or the Shares; or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(q) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or noncompetition agreement, or any other contract or agreement or any restrictive covenant in favor of any third-party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local, and foreign laws and regulations relating to employment and employment practices, terms, and conditions of employment and wages and hours, except when the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree, or order of any court, arbitrator, or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance, or regulation of any governmental authority, including without limitation all foreign, federal, state, and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(s) Environmental Laws. The Company and its Subsidiaries: (i) are in compliance with all federal, state, local, and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface, or subsurface strata), including laws relating to emissions, discharges, releases, or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters; orders, permits, plans, or regulations issued, entered, promulgated, or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license, or approval when in each clause (i), (ii), and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(t) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate federal, state, local, or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except when the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(u) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case, free and clear of all Liens, except for: (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries; and (ii) Liens for the payment of federal, state, or other taxes, for which appropriate reserves have been made therefor in accordance with IFRS and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting, and enforceable leases with which the Company and the Subsidiaries are in compliance.

(v) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports, which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). To the knowledge of the Company, none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights have expired, terminated, or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement, except for certain patents in specific territories that have been abandoned due to the Company determining them to be no longer of strategic value. Neither the Company nor any Subsidiary has received, since December 31, 2025, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable, and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality, and value of all their intellectual properties, except when failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. The Company has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business.

(w) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(x) Affiliate Transactions. Except as set forth in Schedule 3(x), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers, and directors), including any contract, agreement, or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director, or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member, or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including equity award agreements under any equity award plan of the Company.

(y) Sarbanes-Oxley Compliance. The Company and the Subsidiaries are in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”), and the disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(z) Certain Fees. Other than payments to be made to Sales Agent, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial adviser or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement. The Sales Agent has no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

(aa) No Other Sales Agency Agreement. The Company has not entered into any other sales agency agreements or other similar arrangements with any other agent or any other representative for “at-the-market” offerings of its Ordinary Shares.

(bb) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company will conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(cc) Listing and Maintenance Requirements. The Ordinary Shares are listed on the Trading Market, and the issuance of the Shares as contemplated by this Agreement does not contravene the rules and regulations of the Trading Market. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or that to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth in Schedule 3(cc), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in Schedule 3(cc), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through the DTC or another established clearing corporation, and the Company is current in payment of the fees to the DTC (or such other established clearing corporation) in connection with such electronic transfer.

(dd) Solvency. Based on the consolidated financial condition of the Company as of the date hereof: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements, and capital availability thereof, and; (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt) within one year from the date hereof. The Company has no knowledge of any facts or circumstances that lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof. Schedule 3(dd) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means: (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business); (xi) all guaranties, endorsements, and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (xii) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with IFRS. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ee) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each: (i) has made or filed all United States federal, state, and local income and all foreign income and franchise tax returns, reports, and declarations required by any jurisdiction to which it is subject; (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports, and declarations; and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports, or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(ff) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment, or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) that is in violation of law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(gg) Accountants. The Company’s accounting firm is Marcum Asia CPAs LLP. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act; and (ii) expressed its opinion with respect to the financial statements included in the Company’s Annual Report for the fiscal year ended December 31, 2025.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares; or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to Sales Agent in connection with the Shares.

(ii) [intentionally omitted].

(jj) Equity Award Plans. Each equity award granted by the Company under the Company’s equity award plan was granted: (i) in accordance with the terms of the Company’s equity award plan; and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such equity award would be considered granted under IFRS and applicable law. No equity award granted under the Company’s equity award plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, equity awards prior to, or otherwise knowingly coordinate the grant of equity awards with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(kk) Cybersecurity. (i)(1) To the knowledge of the Company, since January 1, 2025, there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors, and any third-party data maintained by or on behalf of it), equipment, or technology (collectively, “IT Systems and Data”); and (2) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its respective IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules, and regulations of any court, arbitrator, or governmental or regulatory authority, internal policies, and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation, or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its respective material confidential information and the integrity, continuous operation, redundancy, and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ll) Compliance with Data Privacy Laws.

(i) (1) To the knowledge of the Company, the Company and the Subsidiaries are, and at all times since January 1, 2025, were, in compliance with all applicable data privacy and security laws and regulations, including, as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (2) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”); (3) the Company provides accurate notice of its applicable Policies to its customers, employees, third-party vendors, and representatives as required by Privacy Laws; and (4) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws.

(ii) “Personal Data” means: (1) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (2) any information that would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (3) “personal data” as defined by GDPR; and (4) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. None of such disclosures made or contained in any of the Policies has been inaccurate, misleading, or deceptive in violation of any Privacy Laws, and the execution, delivery, and performance of this Agreement will not result in a breach of any Privacy Laws or Policies.

(iii) Neither the Company nor the Subsidiaries: (1) have, to the knowledge of the Company, received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (2) are currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (3) are a party to any order, decree, or agreement by or with any court, arbitrator, or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

(mm) Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any of the directors, officers, or employees of the Company or its Subsidiaries, are an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”); or (ii) located, organized, or resident in a country or territory that is the subject of Sanctions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use the proceeds of the transactions contemplated hereby, or lend, contribute, or otherwise make available such proceeds to any Subsidiary, joint venture partner, or other Person: (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (xi) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the transactions contemplated hereby, whether as underwriter, adviser, investor, or otherwise). For the past five years, neither the Company nor any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(nn) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company will so certify upon Sales Agent’s request.

(oo) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes, and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority, or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq) FINRA Member Shareholders. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any 5% or greater shareholder of the Company, except as set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement, or the Prospectus.

(rr) Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus: (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates, and other applicable facts and circumstances; and (ii) as required, is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made that was false or misleading with the knowledge of a director or senior manager of the Company that it was false or misleading.

4. Agreements. The Company agrees with Sales Agent that:

(a) Right to Review Amendments and Supplements to Registration Statement and Prospectus. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances when such requirement may be satisfied pursuant to Rule 172, 173, or any similar rule) to be delivered under the Securities Act in connection with the offering or the sale of Shares, the Company will not file any amendment to the Registration Statement or supplement (including any Prospectus Supplement) to the Base Prospectus, other than Incorporated Documents, unless the Company has furnished a copy to Sales Agent for its review prior to filing, and the Company will not file any such proposed amendment or supplement to which Sales Agent reasonably objects. The Company has properly completed the Prospectus, in a form approved by Sales Agent, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by Sales Agent, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the period prescribed thereby, and will provide evidence reasonably satisfactory to Sales Agent of such timely filing. The Company will promptly advise Sales Agent: (i) when the Prospectus, and any supplement thereto, has been filed with the Commission pursuant to Rule 424(b); (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172, 173, or any similar rule) is required under the Securities Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement has been filed or becomes effective (other than any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act); (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose; and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence, or notice of objection, to obtain as soon as reasonably practicable the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as reasonably practicable. Notwithstanding anything to the contrary in the preceding paragraph, the Company has no obligation to provide Sales Agent any advance copy of any amendment or supplement to the Prospectus or to provide Sales Agent an opportunity to object to the filing of any amendment or supplement to the Prospectus if the filing either does not name Sales Agent or does not relate to the offer and sale of the Shares or other transactions contemplated by this Agreement.

(b) Subsequent Events. If, at any time on or after an Applicable Time but prior to the related Settlement Date, any event occurs as a result of which the Registration Statement or Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will: (i) promptly notify Sales Agent so that any use of the Registration Statement or Prospectus may cease until such are amended or supplemented; (ii) amend or supplement the Registration Statement or Prospectus to correct such statement or omission, including filing an SEC Report that would be incorporated by reference into the Registration Statement or Prospectus; and (iii) supply any such amendment or supplement or SEC Report to Sales Agent in such quantities as Sales Agent may reasonably request.

(c) Notification of Subsequent Filings. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances when such requirement may be satisfied pursuant to Rule 172,173, or any similar rule) to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, or if it will be necessary to amend the Registration Statement, file a new registration statement, or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company will promptly: (i) notify Sales Agent of any such event; (ii) subject to Section 4(a), prepare and file with the Commission an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance; (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus; and (iv) supply any supplemented Prospectus to Sales Agent in such quantities as Sales Agent may reasonably request.

(d) Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to Sales Agent an earnings statement or statements of the Company and its Subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act will be deemed to satisfy the requirements of this Section 4(d).

(e) Delivery of Registration Statement. Upon the request of Sales Agent, the Company will furnish to Sales Agent and counsel for Sales Agent, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by Sales Agent or dealer may be required by the Securities Act (including in circumstances when such requirement may be satisfied pursuant to Rule 172,173, or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as Sales Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) Qualification of Shares. The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as Sales Agent may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event will the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) Free Writing Prospectus. Each Party agrees that, unless it has obtained the prior written consent of the other Party, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by Sales Agent or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that: (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending, and recordkeeping.

(h) Subsequent Equity Issuances. The Company will not deliver any Sales Notice hereunder (and any Sales Notice previously delivered will not apply during such three Business Days) for at least three Business Days prior to any date on which the Company or any Subsidiary offers, sells, issues, contracts to sell, contracts to issue, or otherwise disposes of, directly or indirectly, any Ordinary Shares or any Ordinary Share Equivalents (other than the Shares), subject to Sales Agent’s right to waive this obligation, provided that, without compliance with the foregoing obligation, the Company may issue and sell Ordinary Shares: (i) pursuant to any employee equity plan, stock ownership plan, or dividend reinvestment plan of the Company in effect at the Execution Time; and (ii) upon the conversion or exercise of Ordinary Share Equivalents outstanding at the Execution Time.

(i) Market Manipulation. Until the termination of this Agreement, the Company will not take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the Exchange Act or otherwise, stabilization or manipulation in violation of the Securities Act, Exchange Act, or the rules and regulations thereunder of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise violate any provision of Regulation M under the Exchange Act.

(j) Notification of Incorrect Certificate. The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise Sales Agent immediately after it has received notice or obtained knowledge of any information or fact that would alter or affect any opinion, certificate, letter, and other document provided to Sales Agent pursuant to Section 6 herein.

(k) Certification of Accuracy of Disclosure. On the date of this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 Trading Days), and each time that: (i) the Registration Statement or Prospectus is amended or supplemented, other than by means of Incorporated Documents; (ii) the Company files its Annual Report on Form 20-F under the Exchange Act; (iii) the Company files a Report of Foreign Private Issuer on Form 6-K under the Exchange Act containing financial information for the three, six, and nine months ended and as of March 31, June 30, and September 30 (if such a report is filed); or (iv) the Company files a Report of Foreign Private Issuer on Form 6-K containing amended financial information (other than information that is furnished and not filed), if Sales Agent reasonably determines that the information in such Form 6-K is material (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), and (iv) above, a “Representation Date”), unless waived by Sales Agent, the Company will furnish or cause to be furnished to Sales Agent forthwith a certificate dated and delivered on the Representation Date, in form reasonably satisfactory to Sales Agent to the effect that the statements contained in the certificate referred to in Section 6 of this Agreement that were last furnished to Sales Agent are true and correct at the Representation Date, as though made at and as of such date (except that such statements will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate. Notwithstanding the forgoing, the requirement to deliver a certificate under this Section 4(k) will be waived for any Representation Date occurring at a time at which no Sales Notice is pending, which waiver will continue until the earlier to occur of the date the Company delivers a Sales Notice hereunder (which for such calendar quarter will be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver will not apply for any Representation Date on which the Company files its Annual Report on Form 20-F. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Representation Date when the Company relied on such waiver and did not provide Sales Agent with a certificate under this Section 4(k), then before the Company delivers the Sales Notice or Sales Agent sells any Shares, the Company will provide Sales Agent with a certificate pursuant to this Section 4(k), dated the date of the Sales Notice.

(l) Opinions; Negative Assurance. On the date of this Agreement and within five Trading Days of each Representation Date, unless waived by Sales Agent, the Company will furnish or cause to be furnished forthwith to Sales Agent and to counsel to Sales Agent a written opinion of: (i) U.S. counsel to the Company (“Company U.S. Counsel”); (ii) British Virgin Islands counsel to the Company (“Company BVI Counsel”); and (iii) Singapore counsel to the Company (“Company Singapore Counsel”, together with Company U.S. Counsel, Company BVI Counsel and Company Singapore Counsel, “Company Counsels”) addressed to Sales Agent and dated and delivered within five Trading Days of such Representation Date, in form and substance reasonably satisfactory to Sales Agent, provided that, in lieu of such opinions and negative assurance representation for each subsequent Representation Date pursuant to which the Company is obligated to deliver a certification pursuant to clause (iii) of Section 4(k), after the initial delivery of the opinion of Company Counsels hereunder, Company Counsels may furnish Sales Agent with a letter (a “Reliance Letter”) to the effect that Sales Agent may rely on a prior opinion delivered under this Section 4(l) to the same extent as if it were dated on the date of such letter (except that statements in such prior opinion will be deemed to relate to the Registration Statement, and the Prospectus, as amended or supplemented as of the date of the Reliance Letter).

(m) Auditor “Comfort” Letter. On the date of this Agreement and within five Trading Days of each Representation Date, unless waived by Sales Agent, the Company will cause: (i) the Company’s auditors (the “Accountants”), or other independent accountants satisfactory to Sales Agent forthwith to furnish Sales Agent with a letter; and (ii) the Chief Financial Officer of the Company forthwith to furnish Sales Agent with a certificate, in each case dated within five Trading Days of such Representation Date, in form satisfactory to Sales Agent, of the same tenor as the letters and certificate referred to in Section 6 of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters and certificate.

(n) Secretary’s Certificate. On the date of this Agreement, Sales Agent has received a certificate, signed on behalf of the Company by its corporate secretary or an officer of similar rank, in form and substance satisfactory to Sales Agent and its counsel.

(o) Due Diligence Session. Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 Trading Days), and at each Representation Date, the Company will conduct a due diligence session, in form and substance, reasonably satisfactory to Sales Agent, which will include representatives of management and Accountants. The Company will cooperate timely with any reasonable due diligence request from or review conducted by Sales Agent or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours, and timely furnishing or causing to be furnished such certificates, letters, and opinions from the Company and its officers and its agents, as Sales Agent may reasonably request. The Company will reimburse Sales Agent for its counsel’s fees in each such due diligence update session. The Company will also reimburse the Sale’s Agent it’s $2,500 counsel fee per update for which the Company is obligated to deliver a certification pursuant to clause (ii) of Section 4(k) and clause (iii) of Section 4(k), respectively, for which no waiver is applicable, plus any incidental expense incurred by Sales Agent in connection therewith not exceeding $10,000 per Representation Date.

(p) Acknowledgment of Trading. The Company consents to Sales Agent trading in the Ordinary Shares for Sales Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Sales Notice.

(q) Disclosure of Shares Sold. The Company will disclose in its Annual Reports on Form 20-F and semi-annual or, if applicable, quarterly reports on Form 6-K, as applicable, the number of Shares sold through Sales Agent under this Agreement, the Net Proceeds to the Company, and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant period; and, if required by any subsequent change in Commission policy or request, more frequently by means of a Report of Foreign Private Issuer on Form 6-K or a further Prospectus Supplement.

(r) Rescission Right. If to the knowledge of the Company, the conditions set forth in Section 6 have not been satisfied as of the applicable Settlement Date, the Company will offer to any Person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by Sales Agent the right to refuse to purchase and pay for such Shares.

(s) Bring Down of Representations and Warranties. Each acceptance by the Company of an offer to purchase the Shares hereunder will be deemed to be an affirmation to Sales Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date (unless such representation or warranty specifies a different date or time, which shall be true and correct as of such date or time), and an undertaking that such representations and warranties are true and correct as of the Settlement Date (unless such representation or warranty specifies a different date or time, which shall be true and correct as of such date or time) for the Shares relating to such acceptance as though made at and as of such date (except that such representations and warranties will be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t) Reservation of Shares. The Company will ensure that there are at all times sufficient Ordinary Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Ordinary Shares or Ordinary Shares held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the Trading Market and to maintain such listing.

(u) Obligation Under Exchange Act. During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances when such requirement may be satisfied pursuant to Rule 172,173, or any similar rule) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the periods required by the Exchange Act and the regulations thereunder.

(v) DTC Facility. The Company will cooperate with Sales Agent and use its reasonable best efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w) Use of Proceeds. The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(x) Required Filings Relating to Sale of Shares. The Company agrees that on such dates as the Securities Act requires, the Company will: (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act that will set forth, within the relevant period, the amount of Shares sold through Sales Agent, the Net Proceeds to the Company, and the compensation payable by the Company to Sales Agent with respect to such Shares; and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(y) Additional Registration Statement. To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement, the Company will file a new registration statement with respect to any additional Ordinary Shares necessary to complete such sales of the Shares and will cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement will be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 6 of Form F-3, and all references to “Base Prospectus” included in this Agreement will be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(z) D&O Insurance. The Company will provide Sales Agent with evidence that it has obtained and maintained a directors’ and officers’ insurance policy with a limit of no less than $2,000,000 from an insurer of recognized financial responsibility.

5. Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (a) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (b) the printing (or reproduction) and delivery (including postage, air freight charges, and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, reasonably requested for use in connection with the offering and sale of the Shares; (c) the preparation, printing, authentication, issuance, and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (d) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (e) the registration of the Shares under the Exchange Act, if applicable, and the listing of the Shares on the Trading Market; (f) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for Sales Agent relating to such registration and qualification); (g) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (h) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (i) the filing fee under FINRA Rule 5110; (j) the reasonable fees and expenses of Sales Agents’ counsel, not to exceed $75,000 (excluding any periodic due diligence fees provided for under Section 4(o)), which shall be paid upon the Execution Time; and (k) all other costs and expenses incident to the performance by the Company of its obligations hereunder. In addition, the Company will reimburse the Sales Agent for its fees to Sales Agent’s counsel in connection with each quarterly and annual bring-down required hereunder not to exceed $7,500 for each quarterly bringdown and $10,000 for each annual bringdown.

6. Conditions to the Obligations of Sales Agent.

(a) General. The obligations of Sales Agent under this Agreement and any Sales Notice will be subject to: (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time and Settlement Date (unless such representation or warranty specifies a different date or time, which shall be true and correct as of such date or time); (ii) Sales Agent completing its due diligence investigation of the Company, and, in its sole and absolute discretion, satisfaction with the results of such due diligence investigation; (iii) the performance by the Company of its obligations hereunder; and (iv) the following additional conditions.

(b) Filing of Prospectus Supplement. The Prospectus and any supplement thereto required by Rule 424 to be filed with the Commission have been filed in the manner and within the period required by Rule 424(b) with respect to any sale of Shares; each Prospectus Supplement has been filed in the manner required by Rule 424(b) within the period required hereunder and under the Securities Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, has been filed with the Commission within the applicable periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose has been instituted or threatened.

(c) Delivery of Opinion. The Company has caused: (i) the Company Counsels to furnish to Sales Agent their opinion and negative assurance statement; (ii) Company BVI Counsel to furnish its opinion to Sales Agent; and (iii) Company Singapore Counsel to furnish its opinion, dated as of such date and addressed to Sales Agent, each in form and substance acceptable to Sales Agent.

(d) Delivery of Officer’s Certificate. The Company has furnished or caused to be furnished to Sales Agent a certificate of the Company signed by the Company’s Chief Executive Officer and the Chief Financial Officer, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any Prospectus Supplement, and any documents incorporated by reference therein and any supplements or amendments thereto and this Agreement and that:

(i) (1) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (2) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (3) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading;

(ii) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date (unless such representation or warranty specifies a different date or time, which shall be true and correct as of such date or time) and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(iii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iv) since the date of the most recent financial statements included in the Registration Statement, the Prospectus, and the Incorporated Documents, there has been no Material Adverse Effect on the condition (financial or otherwise), earnings, business, or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(e) Delivery of Accountants’ “Comfort” Letter. The Company has requested and caused the Accountants to furnish to Sales Agent letters (which may refer to letters previously delivered to Sales Agent), dated as of such date, in form and substance satisfactory to Sales Agent, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus and provide customary “comfort” as to such review in form and substance satisfactory to Sales Agent.

(f) No Material Adverse Event. Since the respective dates as of which information is disclosed in the Registration Statement, the Prospectus, and the Incorporated Documents, except as otherwise stated therein, there has not been: (i) any change or decrease in previously reported results specified in the letter or letters referred to in paragraph (e) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus, and the Incorporated Documents (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of Sales Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Incorporated Documents, and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Payment of All Fees. The Company has paid the required Commission filing fees relating to the Shares within the period required by Rule 456(b)(1)(i) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act and, if applicable, has updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii).

(h) No FINRA Objections. FINRA has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(i) Shares Listed on Trading Market. The Shares have been listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions has been provided to Sales Agent.

(j) Other Assurances. Prior to each Settlement Date, the Company will furnish to Sales Agent such further information, certificates, and documents as Sales Agent may reasonably request.

If any of the conditions specified in this Section 6 have not been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement are not reasonably satisfactory in form and substance to Sales Agent and counsel for Sales Agent, this Agreement and all obligations of Sales Agent hereunder may be canceled at, or at any time prior to, any Settlement Date, by Sales Agent. Notice of such cancellation will be given to the Company in writing or by telephone and confirmed in writing by email.

The documents required to be delivered by this Section 6 will be delivered to the office of Michael Best & Friedrich LLP, attention Betsy T. Voter, counsel for Sales Agent, at 650 S Main Street, Suite 500, Salt Lake City, Utah 84101, email btvoter@michaelbest.com, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Indemnification by Company. The Company agrees to indemnify and hold harmless Sales Agent, and the directors, officers, employees, and agents of Sales Agent, and each Person who controls Sales Agent within the meaning of either the Securities Act or the Exchange Act against all losses, claims, damages, or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, any Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any Proceeding, commenced or threatened (whether or not Sales Agent is a target of or party to such Proceeding), or result from or relate to any breach of any of the representations, warranties, covenants, or agreements made by the Company in this Agreement, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by Sales Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Indemnification by Sales Agent. Sales Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to Sales Agent, but only with reference to written information relating to Sales Agent furnished to the Company by Sales Agent specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that in no case will Sales Agent be responsible for any amount in excess of the Broker Fee applicable to the Shares and paid hereunder. This indemnity agreement will be in addition to any liability that Sales Agent may otherwise have.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party: (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party will be entitled to appoint a counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified parties in any action for which indemnification is sought (in which case the indemnifying party will not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified parties or parties except as set forth below); provided, however, that such counsel will be reasonably satisfactory to the indemnified parties. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified parties in an action, an indemnified party has the right to employ a separate counsel (including a local counsel), and the indemnifying party will bear the reasonable fees, costs, and expenses of such separate counsel if: (x) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (xi) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party, and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (xii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (xiii) the indemnifying party will authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit, or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit, or proceeding.

(d) Contribution. In the event that the indemnity provided in paragraph (a), (b), or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and Sales Agent agree to contribute to the aggregate losses, claims, damages, and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and Sales Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by Sales Agent on the other from the offering of the Shares; provided, however, that in no case will Sales Agent be responsible for any amount in excess of the Broker Fee applicable to the Shares and paid hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and Sales Agent severally will contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of Sales Agent on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company will be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by Sales Agent will be deemed to be equal to the Broker Fee applicable to the Shares and paid hereunder as determined by this Agreement. Relative fault will be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or Sales Agent on the other, the intent of the parties and their relative knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The Company and Sales Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each Person who controls Sales Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, and agent of Sales Agent has the same rights to contribution as Sales Agent, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who has signed the Registration Statement, and each director of the Company has the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Company has the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time upon 10 Business Days’ prior written notice. Any such termination shall be without liability of any party to any other party except that: (i) with respect to any pending sale, through Sales Agent for the Company, the obligations of the Company, including in respect of compensation of Sales Agent, shall remain in full force and effect notwithstanding the termination; and (ii) the provisions of Sections 5, 6, 7, 8, 10, 11, 13, 15, 16, and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Sales Agent has the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time upon three Business Days’ prior written notice. Further, Sales Agent has the right, by giving written notice as herein specified, to terminate this Agreement immediately and at any time: (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that has occurred that is reasonably likely to have a Material Adverse Effect has occurred or in the sole judgment of Sales Agent makes it impractical or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Sales Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (3) if trading in the Ordinary Shares of the Company has been suspended or limited by the SEC or the Trading Market, or if trading generally on the Trading Market has been suspended or limited, or minimum prices for trading have been fixed on the Trading Market; (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market will have occurred and be continuing; (5) if a major disruption of securities settlements or clearance services in the United States will have occurred and be continuing; (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities; or (7) if the Company is in material breach of this Agreement. Any termination shall be without liability of any party to any other party except that the provisions of Sections 5, 6, 7, 8, 10, 11, 13, 15, 16, and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until such date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement will in all cases be deemed to provide that Sections 5, 6, 7, 8, 10, 11, 13, 15, 16, and 17 of this Agreement shall remain in full force and effect.

(d) Any termination of this Agreement will be effective on the date specified in such notice of termination, provided that such termination will not be effective until the close of business on the date of receipt of such notice by Sales Agent or the Company, as the case may be. If such termination occurs prior to the Settlement Date for any sale of the Shares, such sale of the Shares will settle in accordance with the provisions of Section 2(c) of this Agreement.

9. No Shorting. During the period beginning on the date hereof and ending on the date this Agreement is terminated pursuant to Section 8 hereof, neither Sales Agent nor any of its respective employees or other Affiliates has or will directly or indirectly engage in any open market short sales, as such term is defined in Rule 200 of Regulation SHO under the Exchange Act (but will not be deemed to include locating and/or borrowing Ordinary Shares), of Ordinary Shares of Company.

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, and other statements of the Company or its officers and of Sales Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by Sales Agent or the Company or any of the officers, directors, employees, agents, or controlling Persons referred to in Section 7, and will survive delivery of and payment for the Shares.

11. Notices. All communications hereunder will be in writing and effective only upon receipt, and will be mailed, delivered, or emailed to the addresses of the Company and Sales Agent, respectively, set forth on the signature page hereto.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, and controlling Persons referred to in Section 7, and no other Person will have any right or obligation hereunder.

13. No Fiduciary Duty. The Company hereby acknowledges that: (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and Sales Agent and any Affiliate through which it may be acting, on the other; (b) Sales Agent is acting solely as sales agent in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company; and (c) the Company’s engagement of Sales Agent in connection with the offering and the process leading up to the offering is as independent contractor and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether Sales Agent has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that Sales Agent has rendered any legal, accounting, regulatory or advisory services of any nature or respect, or owes an agency, fiduciary, or similar duty to the Company, in connection with such transaction or the process leading thereto. The Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement. The Company has consulted its own legal, accounting, tax and other advisors to the extent it has deemed appropriate. The Company waives, to the fullest extent permitted by law, any claims it may have against Sales Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Shares hereunder, and agrees that Sales Agent will not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of Sales Agent’s obligations under this Agreement.

14. Integration. Other than the Framework Engagement Agreement, dated January 28, 2026, by and between the Company and Sales Agent, as amended, this Agreement and any Sales Notice supersede all prior agreements and understandings (whether written or oral) between the Company and Sales Agent with respect to the subject matter hereof.

15. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed by the Company and Sales Agent. No waiver of any default with respect to any provision, condition, or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition, or requirement hereof, nor will any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

16. Applicable Law. This Agreement and any Sales Notice will be governed by and construed in accordance with the laws of the state of New York applicable to contracts made and to be performed within the state of New York. Each of the Company and Sales Agent: (a) agrees that any legal suit, action, or proceeding arising out of or relating to this Agreement will be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York; (b) waives any objection that it may have or hereafter to the venue of any such suit, action, or proceeding; and (c) irrevocably consents to the exclusive jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action, or proceeding. Each of the Company and Sales Agent further agrees to accept and acknowledge service of all process that may be served in any such suit, action, or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address will be deemed in every respect effective service of process upon the Company, in any such suit, action, or proceeding, and service of process upon Sales Agent mailed by certified mail to Sales Agent’s address will be deemed in every respect effective service process upon Sales Agent, in any such suit, action, or proceeding. If any party commences an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding will be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

17. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY SALES NOTICE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

18. Counterparts. This Agreement may be executed in one or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The section headings used in this Agreement are for convenience only and will not affect the construction hereof.

20. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement will be adjusted to take into account any share consolidation, stock split, stock dividend, corporate domestication or similar event effected respecting the Shares.

If the foregoing is in accordance with your understanding of our agreement, please sign and return it to us, whereupon this letter and your acceptance will represent a binding agreement among the Company and Sales Agent.

[Signature Page Follows]

Very truly yours,

YYFORCE INC.

By:	/s/ Xiaowei Fu
	Name:	Xiaowei Fu
	Title:	Chief Executive Officer

Address for Notice:

c/o Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

United States

Attention: Colleen A. De Vries

Telephone: (800) 221-0102

Email: processagent@cogencyglobal.com

and

60 Paya Lebar Road

#09-13/14/15/16/17

Paya Lebar Square

Singapore 409051

Attention: Xiaowei Fu

Telephone: +65 9113 4883

Email: mike@yyforceinc.com

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

SPARTAN CAPITAL SECURITIES, LLC

By:	/s/ Brian Duddy
	Name:	Brian Duddy
	Title:	Head of Capital Markets

Address for Notice:

Spartan Capital Securities, LLC

45 Broadway – 19th Floor

New York, NY 10006

Attention: William H. Coons; Eric Flesche

Telephone: 212-293-0123

Email: wcoons@spartancapital.com

ANNEX I

FORM OF SALES NOTICE

From:	YYFORCE INC.

To:	Spartan Capital Securities, LLC

Attention:	Eric Flesche and William H. Coons

Subject:	Sales Notice

Date:

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-The-Market Sales Agreement between YYForce Inc. (the “Company”) and Spartan Capital Securities, LLC (the “Sales Agent”), dated [closing date], the Company hereby requests that Sales Agent sell up to ____________ of the Company’s Class A Ordinary Shares, no par value, at a minimum market price of $_______ per share, during the period beginning [month, day, time] and ending [month, day, time].